WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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EXHIBIT 27
SELECTED FINANCIAL DATA
(IN THOUSANDS)
December 31, 1999

Cash                                                     $ 6,221
Federal Funds Sold                                         2,280
Investments Available for Sale                            28,229
Loans, Net of Unearned Fees and Interest                  71,770
Allowance for Losses                                        (618)
Other Assets                                               6,850
Total Assets                                             114,732
Deposits                                                 105,409
Short-Term Borrowings                                          0
Other Liabilities                                            664
Common Stock                                               2,566
Other Stockholders' Equity                                 6,093
Total Liabilities & Stockholders' Equity                 114,732
Interest on Loans                                          6,212
Interest on Investments                                    1,792
Other Interest Income                                        306
Total Interest Income                                      8,310
Interest on Deposits                                       3,930
Total Interest Expense                                     3,930
Net Interest Income                                        4,380
Provision for Loan Losses                                    160
Securities Gain/Loss                                          23
Noninterest Income                                         1,439
Noninterest Expense                                        3,854
Income Before Tax                                          1,828
Income Taxes                                                 646
Net Income                                                 1,182
Earnings Per Share                                          2.30
Net Interest Yield - EA                                     3.53%
Loans - Non Accrual                                           34
Loans Past Due > 90 Days                                      89
Troubled Debt Restructuring                                    0
Potential Problem Loans                                        0
Allowance - Beginning                                        594
Total Charge-Offs                                            196
Total Recoveries                                              60
Provision for Loan Losses                                    160
Allowance - End of Period                                    618
Loan Loss - Domestic                                         618
Loan Loss - Foreign                                            0
Loan Loss - Unallocated                                        0
Selected Performance Ratios:
 Return on Average Assets                                   1.05%
 Return on Average Equity                                  13.35%
 Net Interest Margin                                        4.24%
 Average Net Loans as a Percent of Average Deposits
Capital Ratios:
 Leverage                                                   8.50%
 Tier 1 Risk-Based                                         11.60%
 Total Risk-Based                                          12.40%


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